Exhibit 10.1

Execution Version

TRANSITION, SEPARATION AND RELEASE OF CLAIMS AGREEMENT

This Transition, Separation and Release of Claims Agreement (this “Agreement”) is made as of the Agreement Effective Date (as defined below) by and between Voyager Therapeutics, Inc. (the “Company”) and Peter P. Pfreundschuh (“Executive”) (together, the “Parties”).

WHEREAS, the Company and Executive are parties to the Employment Agreement dated as of September 7, 2022 (the “Employment Agreement”), under which Executive currently serves as the Company’s Chief Financial Officer;

WHEREAS, the Parties have mutually agreed to establish terms for Executive’s separation from employment with the Company; and

WHEREAS, the Parties agree that the payments, benefits and rights set forth in this Agreement shall be the exclusive payments, benefits and rights due Executive in connection with his separation from employment with the Company.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.	Separation Date; Resignation from Position(s); Transition Period

(a)	Executive and the Company have mutually agreed that (i) effective as of April 12, 2024 or such earlier date as may be mutually agreed upon in writing by the Company and Executive (the “Transition Date”), Executive shall (A) no longer serve as Chief Financial Officer or in any other position as an officer of the Company or as an officer, employee or director of any subsidiary of the Company, and (B) commence service as Senior Financial Advisor of the Company; and (ii) Executive’s effective date of separation from employment with the Company will be (A) May 5, 2024, or (B) such earlier date as may be mutually agreed upon in writing by the Company and Executive (as applicable, the “Separation Date”). Executive hereby resigns, as of the Transition Date, from his position as Chief Financial Officer of the Company, and from any and all other positions he holds as an officer of the Company or as an officer, employee or director of any subsidiary of the Company, and as of the Separation Date, from any and all positions he holds as an employee of the Company. Executive further agrees to execute and deliver any additional documents reasonably necessary to effectuate such resignations, as requested by the Company.

(b)	As of the Agreement Effective Date, the Employment Agreement will terminate and be of no further force or effect; provided, however, that Executive’s Confidentiality, Non-Solicitation, Non-Competition and Invention Assignment Agreement dated September 19, 2022 and referenced in the Employment Agreement (a copy of which is attached hereto as Attachment A, and hereinafter, the “Restrictive Covenants Agreement”) shall remain in full force and effect both during the Transition Period (as defined below) and thereafter. Notwithstanding the foregoing, and for the avoidance of doubt, the Company retains the right to unilaterally terminate Executive’s employment prior to the Separation Date for Cause (as defined in the Employment Agreement).

(c)	The period between the Agreement Effective Date and the Separation Date will be a transition period comprised of a First Transition Phase and a Second Transition Phase (in each case, as defined below) (collectively, the “Transition Period”). During the period between the Agreement Effective Date and the Transition Date (the “First Transition Phase”), Executive will use his best efforts to professionally, timely, and cooperatively perform his duties, including, without limitation, assisting with the transition of his duties and responsibilities to other personnel as requested by the Company. During the period between the Transition Date and the Separation Date (the “Second Transition Phase”), Executive will not be required to report for work, but will continue to assist with the transition of his duties and responsibilities to other personnel as requested by the Company. During the Transition Period, Executive will continue to receive his current base salary, to participate in the Company’s benefit plans (pursuant to the terms and conditions of such plans), and to be eligible for vacation time in accordance with Company policy.

(d)	In connection with Executive’s separation from employment with the Company, Executive shall be paid, in accordance with applicable law and the Company’s regular payroll practices, all unpaid base salary earned through his last day of employment, including any amounts for accrued unused vacation time to which Executive is entitled through such date in accordance with Company policy, and reimbursement of any properly incurred unreimbursed business expenses incurred through such date (together, the “Accrued Obligations”). As of Executive’s last day of employment, all salary payments from the Company will cease and any benefits Executive had as of such date under Company-provided benefit plans, programs, or practices will terminate, except as required by federal or state law or as otherwise specifically set forth in this Agreement. For the avoidance of doubt, Executive may, if eligible and at his own cost, elect to continue receiving group medical insurance pursuant to applicable “COBRA” law (COBRA materials containing details regarding such benefits will be provided to Executive under separate cover in accordance with applicable law).

2.	Severance Benefits – In consideration of Executive’s entering into and abiding by the commitments and obligations set forth in this Agreement, and provided Executive (i) signs and returns this Agreement at or before 10:00 p.m. Eastern time on April 1, 2024, (ii) continues employment with the Company through the Separation Date in accordance with the terms hereof, (iii) signs and returns the Additional Release of Claims attached hereto as Attachment B (the “Additional Release”) no earlier than the Separation Date but by the later of the Separation Date and the twenty-second (22nd) day after the Receipt Date, and does not timely revoke such Additional Release, and (iv) complies with the terms of this Agreement, the Additional Release, and the Restrictive Covenants Agreement, the Company will provide Executive with the following severance benefits (the “Severance Benefits”):

(a)            Severance Pay – Commencing on the Company’s first regularly scheduled payroll date that follows the Additional Release Effective Date (as defined below) (the “Payment Commencement Date”), and continuing for twelve (12) months following the Payment Commencement Date (the “Severance Payment Period”), Executive will receive during the Severance Payment Period severance pay in the form of salary continuation payments, less all applicable taxes and withholdings, in accordance with the Company’s regular payroll practices, resulting in an aggregate payment to Executive of an amount equal to Executive’s annualized base salary in effect on the Separation Date.

(b)            Group Health Insurance – Should Executive be eligible for and timely elect to continue receiving group health and/or dental insurance coverage under the law known as COBRA, the Company shall, commencing on the Separation Date, and continuing until the earlier of (x) the date that is twelve (12) months following the Separation Date, and (y) the end of the calendar month in which Executive becomes eligible to receive group health insurance coverage under another employer’s benefit plan (the “COBRA Contribution Period”), pay on Executive’s behalf the portion of the premium for such coverage that it pays on behalf of active and similarly situated employees receiving the same type of coverage. The balance of such premiums during the COBRA Contribution Period (if any and to the extent not required to be paid by the Company pursuant to applicable law), and all premium costs after the COBRA Contribution Period, shall be paid by Executive on a monthly basis during the elected period of health insurance coverage under COBRA for as long as, and to the extent that, he remains eligible for and elects to remain enrolled in COBRA continuation coverage. Executive agrees that, should he become eligible for group health insurance coverage from another employer prior to the date that is twelve (12) months following the Separation Date, he will so inform the Company in writing within five (5) business days of becoming eligible for such coverage.

(c)             2024 Bonus – The Company shall provide Executive with a prorated annual bonus payment for calendar year 2024 in the amount calculated by multiplying 100% of Executive’s current target bonus (which current target bonus is equal to one hundred and ninety-three dollars and sixty cents ($193,065.60) by a fraction, the numerator of which is the number of days in 2024 up to the Separation Date and the denominator of which equals 365, less applicable taxes and withholdings (the “2024 Bonus Payment”). The 2024 Bonus Payment shall be divided by the number of regularly scheduled pay periods occurring during the Severance Pay Period, and the quotient of such division shall be paid, less all applicable taxes and withholdings, to Executive in accordance with the Company’s regular payroll practices commencing on the Payment Commencement Date.

Other than the Accrued Obligations, the Severance Benefits, and the Consulting Agreement (as described in Section 3 below), Executive will not be eligible for, nor shall he have a right to receive, any payments, benefits or other consideration from the Company following the Separation Date.

For the avoidance of doubt, Executive acknowledges that he is not eligible for or entitled to receive any severance benefits pursuant to the Employment Agreement, and further acknowledges that he will not be eligible to receive the Severance Benefits or the Consulting Agreement (or any payments or benefits from the Company other than the Accrued Obligations) if he fails to timely enter into this Agreement and the Additional Release, or if he revokes the Additional Release, or if his employment is terminated by the Company for Cause or by him for any reason prior to the Separation Date, or if he fails to comply with his obligations under this Agreement or the Restrictive Covenants Agreement.

3.	Consulting Agreement – Provided that Executive continues employment through the Separation Date in accordance with the terms hereof and complies with all provisions of this Agreement and the Restrictive Covenants Agreement, the Company and Executive shall, upon the Separation Date, enter into a consulting agreement in the form attached to this Agreement as Attachment C (the “Consulting Agreement”). It is understood and agreed that, so long as (a) Executive enters into the Consulting Agreement on the Separation Date, (b) timely executes this Agreement and the Additional Release and does not revoke the Additional Release, and (c) complies at all times and in all material respects with his obligations under this Agreement and the Restrictive Covenants Agreement, during the period Executive is providing services under the Consulting Agreement (the “Consulting Term”) (i) all time-based unvested restricted stock unit awards granted by the Company to Executive in connection with his employment with the Company shall continue to vest and become free from forfeiture in accordance with the applicable award agreement(s) and equity plan(s) as if Executive had continued to remain employed during the Consulting Term; (ii) such restricted stock unit awards will cease vesting immediately upon expiration or termination of the Consulting Term for any reason in accordance with Section 2 of the Consulting Agreement; (iii) all time-based unvested stock option awards granted by the Company to Executive in connection with his employment with the Company (the “Options”) shall continue to vest and become exercisable in accordance with the applicable option agreement(s) and equity plan(s) as if Executive had continued to remain employed during the Consulting Term; (iv) Executive shall have six (6) months following the expiration or termination of the Consulting Agreement to exercise the Options to the extent they have vested and become exercisable as of such date, provided that (A) any Option shall not be exercisable later than the original expiration date of such option, and (B) to the extent that any Option was intended to be an “incentive stock option”, such option shall, as of the date hereof, be treated as a nonstatutory stock option for tax purposes; and (v) any such Options will cease vesting immediately upon expiration or termination of the Consulting Term for any reason in accordance with Section 2 of the Consulting Agreement.

4.	Release of Claims – In exchange for the consideration set forth in this Agreement, which Executive acknowledges he would not otherwise be entitled to receive, Executive hereby fully, forever, irrevocably and unconditionally releases, remises and discharges the Company, its affiliates, subsidiaries, parent companies, predecessors, and successors, and all of their respective past and present officers, directors, stockholders, partners, members, employees, agents, representatives, plan administrators, attorneys, insurers and fiduciaries (each in their individual and corporate capacities) (collectively, the “Released Parties”) from any and all claims, charges, complaints, demands, actions, causes of action, suits, rights, debts, sums of money, costs, accounts, reckonings, covenants, contracts, agreements, promises, doings, omissions, damages, executions, obligations, liabilities, and expenses (including attorneys’ fees and costs), of every kind and nature that Executive ever had or now has against any or all of the Released Parties up to the date on which he signs this Agreement, whether known or unknown, including, but not limited to, any and all claims arising out of or relating to Executive’s employment with, separation from, and/or ownership of securities of the Company, including, but not limited to, all claims under Title VII of the Civil Rights Act of 1964, 42 U.S.C. § 2000e et seq., the Americans With Disabilities Act of 1990, 42 U.S.C. § 12101 et seq., the Genetic Information Nondiscrimination Act of 2008, 42 U.S.C. § 2000ff et seq., the Family and Medical Leave Act, 29 U.S.C. § 2601 et seq., the Worker Adjustment and Retraining Notification Act (“WARN”), 29 U.S.C. § 2101 et seq., the Rehabilitation Act of 1973, 29 U.S.C. § 701 et seq., Executive Order 11246, Executive Order 11141, the Fair Credit Reporting Act, 15 U.S.C. § 1681 et seq., and the Employee Retirement Income Security Act of 1974 (“ERISA”), 29 U.S.C. § 1001 et seq., all as amended; all claims arising out of the Massachusetts Fair Employment Practices Act, Mass. Gen. Laws ch. 151B, § 1 et seq., the Massachusetts Civil Rights Act, Mass. Gen. Laws ch. 12, §§ 11H and 11I, the Massachusetts Equal Rights Act, Mass. Gen. Laws. ch. 93, § 102 and Mass. Gen. Laws ch. 214, § 1C (Massachusetts right to be free from sexual harassment law), the Massachusetts Labor and Industries Act, Mass. Gen. Laws ch. 149, § 1 et seq., Mass. Gen. Laws ch. 214, § 1B (Massachusetts right of privacy law), the Massachusetts Maternity Leave Act, Mass. Gen. Laws ch. 149, § 105D, the Massachusetts Small Necessities Leave Act, Mass. Gen. Laws ch. 149, § 52D, the New Jersey Law Against Discrimination (NJLAD), the New Jersey Family Leave Act (NJFLA), the New Jersey Conscientious Employee Protection Act (NJCEPA), the New Jersey Wage Payment Law, the New Jersey Wage and Hour Law, retaliation claims under the New Jersey Workers' Compensation Law (NJWCL), the New Jersey Equal Pay Act, the New Jersey Security and Financial Empowerment Act (SAFE Act), the New Jersey Temporary Disability Benefits Law, the New Jersey Earned Sick Leave Law, all as amended and any other state or local law (statutory, regulatory, or otherwise) that may be legally waived and released; all rights and claims under the Massachusetts Wage Act, Mass. Gen. Laws ch. 149, § 148 et seq., as amended (Massachusetts law regarding payment of wages and overtime), including any rights or claims thereunder to unpaid wages, including overtime, bonuses, commissions, and accrued, unused vacation time; all common law claims including, but not limited to, actions in defamation, intentional infliction of emotional distress, misrepresentation, fraud, wrongful discharge, and breach of contract (including, without limitation, all claims arising out of or related to the Employment Agreement); all state and federal whistleblower claims to the maximum extent permitted by law; and any claim or damage arising out of Executive’s employment with and/or separation from the Company (including a claim for retaliation) under any common law theory or any federal, state or local statute or ordinance not expressly referenced above. Notwithstanding the foregoing, nothing in this release of claims or in this Agreement shall be deemed to prohibit Executive from filing a charge with, or participating in any investigation or proceeding before, any local, state or federal government agency, including, without limitation, the EEOC or a state or local fair employment practices agency. Executive retains the right to participate in any such action but not the right to recover money damages or other individual legal or equitable relief awarded by any such governmental agency, including any payment, benefit, or attorneys’ fees, and hereby waives any right or claim to any such relief; provided, however, that nothing herein shall bar or impede in any way Executive’s ability to seek or receive any monetary award or bounty from any governmental agency or regulatory or law enforcement authority in connection with protected whistleblower activity. Further, nothing in this release of claims or in this Agreement shall (i) deprive Executive of his rights with respect to the Severance Benefits, or any vested rights under any employee benefit plan or policy, stock plan or deferred compensation arrangement, or any health care continuation to the extent required by applicable law; or (ii) deprive Executive of any rights Executive may have to be indemnified by the Company as provided in any agreement between the Company and Executive or pursuant to the Company’s Certificate of Incorporation or by-laws.

5.	Ongoing Obligations – Executive acknowledges and reaffirms his obligation, except with regard to Permitted Disclosures (as defined in Section 9 below), both during the Transition Period and thereafter, to keep confidential and not to use or disclose any and all non-public information concerning the Company acquired by his during the course of his employment with the Company, including, but not limited to, any non-public information concerning the Company’s business, operations, products, programs, affairs, performance, personnel, technology, science, intellectual property, plans, strategies, approaches, prospects, financial condition or development related matters. Executive also acknowledges all of his continuing obligations pursuant to the Restrictive Covenants Agreement, which survive his separation from employment with the Company and shall remain in full force and effect.

6.	Non-Disparagement – Executive understands and agrees that, except for Permitted Disclosures, he will not, during the Transition Period or thereafter, in public or private, make any false, disparaging, negative, critical, adverse, derogatory or defamatory statements, whether orally or in writing, including online (including, without limitation, on any social media, networking, or employer review site) or otherwise, to any person or entity, including, but not limited to, any media outlet, industry group, key opinion leader, financial institution, research analyst or current or former employee, board member, consultant, shareholder, client or customer of the Company, regarding the Company, or any of the other Released Parties, or regarding the Company’s business, operations, products, programs, affairs, performance, personnel, technology, science, intellectual property, plans, strategies, approaches, prospects, financial condition or development related matters. For the avoidance of doubt, the foregoing shall not prevent Executive from stating or repeating factual information with respect to the Company or its assets which is otherwise publicly available. The Company agrees to instruct the members of its management team not to, either during the Transition Period or thereafter, in public or private, make any false or defamatory statements, whether orally or in writing, including online (including, without limitation, on any social media or networking site) or otherwise, to any person or entity, including, but not limited to, any media outlet, industry group, key opinion leader, financial institution, research analyst or current or former employee, board member, consultant, shareholder, client or customer of the Company, regarding Executive; provided, however, that nothing herein shall be construed as requiring the Company to issue an instruction limiting or restricting such individuals from engaging in discussions in the regular course of business about Executive’s work during the Transition Period, or from disclosing events or circumstances in such manner as they or the Company deem necessary to comply with or satisfy their or the Company’s disclosure, reporting or other obligations under applicable law.

7.	Return of Company Property – Executive confirms that, no later than the Transition Date (or at such other time as requested by the Company), he will return to the Company all keys, files, records (and copies thereof), equipment (including, but not limited to, computer hardware, software, printers, flash drives and other storage devices, wireless handheld devices, cellular phones, tablets, etc.), Company identification, and any other Company owned property in his possession or control, and that he will leave intact all, and will not otherwise destroy, delete, or make inaccessible to the Company any, electronic Company documents, including, but not limited to, those that he developed or helped to develop during his employment, and that he will not (a) retain any copies in any form or media; (b) maintain access to any copies in any form, media, or location; (c) store any copies in any physical or electronic locations that are not readily accessible or not known to the Company or that remain accessible to him; or (d) send, give, or make accessible any copies to any persons or entities that the Company has not authorized to receive such electronic or hard copies. Executive further confirms that, no later than the Separation Date (or at such earlier time as requested by the Company), he will cancel all accounts for his benefit, if any, in the Company’s name, including but not limited to, credit cards, telephone charge cards, cellular phone accounts, and computer accounts.

8.	Confidentiality – Executive understands and agrees that, except with regard to Permitted Disclosures , the contents of the negotiations and discussions resulting in this Agreement shall be maintained as confidential by Executive and his agents and representatives and shall not be disclosed except as otherwise agreed to in writing by the Company and except to his immediate family, legal, financial and tax advisors, on the condition that any individuals so informed must hold the above information in strict confidence.

9.	Permitted Disclosures – Nothing in this Agreement or elsewhere, including Sections 5, 6, or 8 above or any confidentiality requirements in the Restrictive Covenants Agreement, prohibits Executive from (i) communicating with or voluntarily providing information he believes indicates possible or actual violations of the law to local, state or federal government agencies (including but not limited to the Securities & Exchange Commission), any legislative body, law enforcement, or self-regulatory organizations, and/or (ii) making disclosures or communications to engage in protected, concerted activity or to otherwise exercise rights under Section 7 of the National Labor Relations Act. . Executive is not required to notify the Company of any such communications. Further, Executive is hereby advised as follows pursuant to the Defend Trade Secrets Act: “An individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that (A) is made (i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. An individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual (A) files any document containing the trade secret under seal; and (B) does not disclose the trade secret, except pursuant to court order.” All disclosures permitted by this Section 9 are collectively referred to in this Agreement as “Permitted Disclosures.”

10.	Cooperation – Executive agrees that, to the extent permitted by law, he shall cooperate fully with the Company in the investigation, defense or prosecution of any claims or actions which already have been brought, are currently pending, or which may be brought in the future against the Company by a third party or by or on behalf of the Company against any third party, whether before a state or federal court, any state or federal government agency, or a mediator or arbitrator. Executive’s full cooperation in connection with such claims or actions shall include, but not be limited to, being available to meet with the Company’s counsel, at reasonable times and locations designated by the Company, to investigate or prepare the Company’s claims or defenses, to prepare for trial or discovery or an administrative hearing, mediation, arbitration or other proceeding, to provide any relevant information in hers possession, and to act as a witness when requested by the Company. The Company will reimburse Executive for all reasonable and documented out of pocket costs that he incurs to comply with this paragraph, and the Company will indemnify the Executive for any claims against the Executive arising from the Executive’s service as an officer of the Company in accordance with the Officer Indemnification Agreement between the Company and Executive dated September 19, 2022. Executive further agrees that, to the extent permitted by law, he will notify the Company promptly in the event that he is served with a subpoena (other than a subpoena issued by a government agency), or in the event that he is asked to provide a third party (other than a government agency) with information concerning any actual or potential complaint or claim against the Company.

11.	Amendment and Waiver – This Agreement and the Additional Release, upon their respective effective dates, shall be binding upon the Parties and may not be modified in any manner, except by an instrument in writing of concurrent or subsequent date signed by duly authorized representatives of the Parties. This Agreement and the Additional Release are binding upon and shall inure to the benefit of the Parties and their respective agents, assigns, heirs, executors/administrators/personal representatives, and successors. (For the avoidance of doubt, if Executive dies during the Transition Period or during the Severance Payment Period, any Severance Benefits not yet paid or exhausted at the time of Executive’s death shall, to the extent permitted by law, inure to the benefit of, and shall be paid or made available to, Executive’s heirs, executors, administrators or personal representatives, with such amounts being paid at the same time and on the same schedule as set forth in Section 2 above.) No delay or omission by the Company in exercising any right under this Agreement or the Additional Release shall operate as a waiver of that or any other right. A waiver or consent given by the Company on any one occasion shall be effective only in that instance and shall not be construed as a bar to or waiver of any right on any other occasion.

12.	Validity – Should any provision of this Agreement or the Additional Release be declared or be determined by any court of competent jurisdiction to be illegal or invalid, the validity of the remaining parts, terms or provisions shall not be affected thereby and said illegal or invalid part, term or provision shall be deemed not to be a part of this Agreement or the Additional Release.

13.	Nature of Agreement – Both Parties understand and agree that this Agreement is a separation and release of claims agreement and does not constitute an admission of liability or wrongdoing on the part of the Company or Executive.

14.	Time for Consideration and Revocation; Acknowledgements – Executive acknowledges that he was initially presented with this Agreement on March 28, 2024 (the “Receipt Date”), and that he has been given a reasonable amount of time to consider this Agreement. Executive understands that this Agreement shall be of no force or effect unless he signs and returns this Agreement at or before 10:00 p.m. Eastern time on April 1, 2024 (the date of such execution, the “Agreement Effective Date”). Executive further understands that he will not be eligible to receive the Severance Benefits unless he timely signs, returns, and does not revoke the Additional Release. Executive acknowledges that he has been given at least twenty-one (21) days following the Receipt Date to consider the Additional Release (such 21-day period, the “Consideration Period”), and that the Company is hereby advising him to consult with an attorney of his own choosing prior to signing this Agreement and the Additional Release. Executive further acknowledges and agrees that any changes made to this Agreement or any exhibits or attachments hereto following his initial receipt of this Agreement on the Receipt Date, whether material or immaterial, shall not re-start or affect in any manner the Consideration Period. Executive understands that he may revoke the Additional Release for a period of seven (7) days after he signs it (the “Revocation Period”) by notifying the Company in writing, and that the Additional Release shall not be effective or enforceable until the expiration of the Revocation Period (the day immediately following expiration of the Revocation Period, the “Additional Release Effective Date”). Executive understands and agrees that by entering into the Additional Release he will be waiving any and all rights or claims he may have under the Age Discrimination in Employment Act, as amended by the Older Workers Benefit Protection Act, and that he will have received consideration beyond that to which he was previously entitled.

15.	Voluntary Assent – Executive affirms that no other promises or agreements of any kind have been made to or with Executive by any person or entity whatsoever to cause him to sign this Agreement, and that he fully understands the meaning and intent of this Agreement and that he has had the opportunity to consult counsel of his own choosing. Executive further states and represents that he has carefully read this Agreement, understands the contents herein, freely and voluntarily assents to all of the terms and conditions hereof, and signs his name of his own free act.

16.	Governing Law – This Agreement shall be interpreted and construed by the laws of the Commonwealth of Massachusetts, without regard to conflict of laws provisions. Each of the Company and Executive hereby irrevocably submits to and acknowledges and recognizes the exclusive jurisdiction and venue of the courts of the Commonwealth of Massachusetts, or if appropriate, the United States District Court for the District of Massachusetts (which courts, for purposes of this Agreement and the Additional Release, are the only courts of competent jurisdiction), over any suit, action or other proceeding arising out of, under or in connection with this Agreement or the subject matter thereof.

17.	Entire Agreement – This Agreement, including the Additional Release, the Restrictive Covenants Agreement, and the Consulting Agreement, contains and constitutes the entire understanding and agreement between the Parties hereto with respect to Executive’s transition and separation from the Company, and the settlement of claims against the Company, and cancels all previous oral and written negotiations, agreements, commitments and writings in connection therewith, including, without limitation, the Employment Agreement.

18.	Counterparts – This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same Agreement. Facsimile and PDF signatures shall be deemed to be of equal force and effect as originals.

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IN WITNESS WHEREOF, the Parties have set their hands and seals to this Agreement as of the date(s) written below.

Voyager THERAPEUTIcs, INC.

By:	/s/ Michelle Quinn Smith	Date:	April 1, 2024
Name:	Michelle Quinn Smith
Title:	Chief Human Resources Officer

I hereby agree to the terms and conditions set forth above. I have been given a reasonable amount of time to consider this Agreement and I have chosen to execute this Agreement on the date below. I further understand that my receipt of consideration pursuant to the Agreement is contingent upon my timely execution, return, and non-revocation of the Additional Release, and that I have been given at least twenty-one (21) days to consider such Additional Release, and will have seven (7) days in which to revoke my acceptance after I sign such Additional Release.

Peter P. Pfreundschuh

/s/ Peter P. Pfreundschuh	Date:	April 1, 2024

[Signature Page to Transition, Separation and Release of Claims Agreement]